                                                                   EXHIBIT 12.01


               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                                    Six
                                                                                   Months
                                                                                   Ended
                                                                                  June 30,
 Dollars in millions                                                                2000
                                                                               --------------
 Earnings from operations:
  Income before income taxes and cumulative effect of change
    in accounting principles                                                 $         2,557
  Add fixed charges (see below)                                                        6,467
                                                                               --------------
 Earnings as defined                                                         $         9,024
                                                                               ==============

 Fixed charges from operations:
 Interest expense                                                            $         6,410
 Other adjustments                                                                        57
                                                                               --------------
 Fixed charges from operations as defined                                    $         6,467
                                                                               ==============
 Ratio of earnings to fixed charges                                                     1.40
                                                                               ==============

NOTE:

The ratio of earnings to fixed charges is calculated by dividing fixed charges into the sum of income before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.